EXHIBIT 23.3
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                          Capital Resources Group, Inc.
         1211 Connecticut Ave., N.W. - Suite 200 - Washington, DC 20036
                     - Tel(202) 466-5685 - Fax(202) 466-5695



                                                    April 27, 1998



Board of Directors
First Kansas Federal Savings Association
600 Main Street
Osawatomie, Kansas 66064

Dear Board Members:

         We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by First Kansas Federal Savings Association for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of First Kansas Federal Savings Association provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form SB-2 Registration Statement filed by First Kansas Financial Corporation. We also consent to the filing of our opinion regarding the value of subscription rights as an exhibit to such Registration Statement.

                                             Very truly yours,



                                             /s/Michael B. Seiler
                                             -----------------------------------
                                             Michael B. Seiler
                                             Senior Vice President